Exhibit 11

                    CTC COMMUNICATIONS CORP.
       STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
              (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                  Three Months Ended              Six Months Ended
                                             September 30,  September 30,   September 30,  September 30,
                                                1996           1995            1996            1995
                                             -------------  -------------   -------------  -------------
PRIMARY
Average shares outstanding                       9,601          9,368            9,593          9,359

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the average market price                 1,221          1,153            1,308          1,037
                                             ----------     ----------       ----------     ----------
                                 Total          10,822         10,521           10,901         10,396

Net income                                   $   1,049      $     949        $   2,243      $   1,638
                                             ----------     ----------       ----------     ----------
Net income per share                         $    0.10      $    0.09        $    0.21      $    0.16
                                             ----------     ----------       ----------     ----------


FULLY DILUTED

Average shares outstanding                       9,601          9,368            9,593          9,359

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the period-end market price              1,267          1,208            1,332          1,101
                                             ----------     ----------       ----------     ----------
                                 Total          10,868         10,576           10,925         10,460

Net income                                   $   1,049      $     949        $   2,243      $   1,638
                                             ----------     ----------       ----------     ----------
Net income per share                         $    0.10      $    0.09        $    0.21      $    0.16
                                             ----------     ----------       ----------     ----------